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                                                                    EXHIBIT 21.1

                       AUTOTOTE CORPORATION SUBSIDIARIES

Autotote Management Corporation (Delaware) (100%)

Newark Holdings, Inc. (Delaware) (100%)
  Autotote Systems, Inc. (Delaware) (100%)
     Autotote International, Inc. (Delaware) (100%)
     Autotote Canada Inc. (Ontario) (100%)
     Autotote Worldwide Limited (Non-Resident Ireland (Bermuda)) (99%, 1% NHI) Autotote Worldwide Services, Limited (Ireland) (100%)
     Autotote International, Ltd. (Ireland) (100%) (Inactive)

  Autotote Products, Inc. (Delaware) (100%) (Inactive)
     HTP, Inc. (Pennsylvania) (100%) (Inactive)

Autotote Enterprises, Inc. (Connecticut) (100%)

Autotote Keno Corporation (Nebraska) (100%)
  Big Red Lottery Services, Limited Partnership (Nebraska) (40%)
  Lincoln Big Red Lottery Services, Limited Partnership (Nebraska) (40%) Gretna's Big Red Lottery Services, Limited Partnership (Nebraska) (40%)

Autotote Lottery Corporation (Delaware) (100%)
  Autotote Lottery Canada Inc. (Quebec) (100%)
  Autotote Israel Ltd. (Israel) (80%)

ETAG Electronic Totalisator AG (Switzerland) (100%)
  TEK Tufelektronik GMBH (Germany) (100%)
  Datek Toto Dienstielstung GMBH (Germany) (50%)
  ETAG Electronic Totalisator GesMBH (Austria) (100%)

Autotote Communication Services, Inc., formerly Autotote Simulcast Corporation (Delaware) (100%)

Marvin H. Sugarman Productions, Inc. (New York) (100%)
  SJC Video Corporation (California) (66.67%)

Racing Technology, Inc. (New York) (100%)

SOFINAX (France) (100%)
  SEPMO (France) (100%)
  SASO (France) (100%)

Autotote Mexico, Ltd. (Delaware) (100%)